Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-18127 of Skyway Airlines, Inc. on Form S-8 of our report dated June 8, 2005, appearing in this Annual Report on Form 11-K of Skyway Airlines, Inc. 401(k) Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 23, 2005